UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2006

GLOBAL AXCESS CORP
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-17874 (Commission File Number)	88-0199674 (IRS Employer Identification No.)

224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida (Address of principal executive offices)	32082 (Zip Code)

Registrant’s telephone number, including area code: (904) 280-3950

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Agreement

On November 24, 2006, Global Axcess Corp (the “Company”) signed a Cash Provisioning Agreement with Genpass Technologies, LLC (“Genpass”), which was effective August 11, 2006, pursuant to which Genpass will provide vault cash for the Company’s wholly-owned subsidiary’s, ATMs as well as cash management and ATM monitoring on an outsourced basis.

Item 8.01	Other Events

On December 26, 2006, the Company was served with process by Robert Colabrese (the “Plaintiff), a former employee of the Company. In the Complaint, filed in the Circuit Court of the Seventh Judicial Circuit in and for St. John’s County, Florida, Plaintiff alleges that the Company has breached the employment agreement entered between the Company and Plaintiff in July 2003. The Plaintiffs are seeking monetary damages for unpaid wages and commissions, attorneys fees and an accounting of all sales generated through the Plaintiff. The Company denies any and all allegations of wrongdoing and intends to vigorously defend such action.

Item 9.01	Exhibits

Exhibit No.	Exhibit Description

10.1	Cash Provisioning Agreement signed November 24, 2006 by and between Genpass Technologies, LLC and Nationwide Money Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

Dated: January 31, 2007	By:	/s/ George McQuain
Name: George McQuain
Title: CEO